Exhibit 99.1

Belpointe PREP, LLC Acquires New Opportunity Zone Property in Storrs, Connecticut

GREENWICH, CONNECTICUT–October 25, 2022 (PR Newswire)–Belpointe PREP, LLC (NYSE American: OZ) (“Belpointe OZ” or the “Company”), a publicly traded qualified opportunity fund, announced today that it has completed the acquisition of 1750 Storrs Road, Storrs, Connecticut (“1750 Storrs”). 1750 Storrs is a 19-acre development site located near the University of Connecticut in Storrs (“UCONN”), where the Company anticipates building a 120-unit Class A multifamily mixed-use development. The project is located in a designated Opportunity Zone and is situated within a 5-minute drive of the UCONN campus. The development site is located inside the town’s designated mixed-use development district, commonly known as the Four Corners.

According to the University’s official statistics, total enrollment at UCONN has increased over 14% between 2013 and 2021, to over 31,000 students. The University expects enrollment to continue to increase over the next few years as application trends continue to rise, further exacerbating the current housing issues. UCONN only has the capacity to house approximately 12,000 students on the Storrs campus. Affordable off-campus housing supply is not sufficient to satisfy the increasing demand.

The 1750 Storrs development will feature approximately 120 one- and two-bedroom apartments and three-bedroom townhomes in five 3-story buildings situated on 19 acres of undeveloped land. Amenities are anticipated to include a clubhouse, with state-of-the-art fitness center, chef’s kitchen and more. The development will also include approximately 48,000 square feet of retail and office.

“This investment presents a tremendous opportunity due to the extreme disparity between student demand and supply of available housing units,” said Brandon Lacoff, Chief Executive Officer of Belpointe OZ. “We are excited to begin construction on this development so we can provide desirable rental housing to the growing student population.”

About Belpointe OZ

Belpointe OZ is a publicly traded qualified opportunity fund, listed on NYSE American under the symbol “OZ.” To date, Belpointe OZ has raised more than $345 Million of equity capital in its ongoing qualified opportunity fund offering, with over 2,500 units in its development pipeline throughout four cities, representing an approximate total project cost of over $1.3 billion.

Belpointe OZ has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (“SEC”) for the offer and sale of up to $750,000,000 of Class A units representing limited liability interests in Belpointe OZ (the “Class A units”). Before you invest, you should read Belpointe OZ’s most recent prospectus and the other documents that it has filed with the SEC for more complete information about Belpointe OZ and the offering. Investing in Belpointe OZ’s Class A units involves a high degree of risk, including a complete loss of investment. Prior to making an investment decision, you should carefully consider Belpointe OZ’s investment objectives and strategy, risk factors, fees and expenses and any tax consequences that may results from an investment in Belpointe OZ’s Class A units. To view Belpointe OZ’s most recent prospectus containing this and other important information visit sec.gov or belpointeoz.com. Alternatively, you may request Belpointe OZ send you the prospectus by calling (203) 883-1944 or emailing claidlaw@belpointe.com. Read the prospectus in its entirety before making an investment decision

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may be considered forward-looking, such as statements containing estimates, projections and other forward-looking information. Forward-looking statements are typically identified by words and phrases such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “seek,” “should,” “will,” “would,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target” or the negative of such words and other comparable terminology. However, the absence of these words does not mean that a statement is not forward-looking. Any forward-looking statements expressing an expectation or belief as to future events is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future events and involve risks, uncertainties and other factors beyond our control. Therefore, we caution you against relying on any of these forward-looking statements. Actual outcomes and results may differ materially from what is expressed in any forward-looking statement. Except as required by applicable law, including federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results or revised expectations.

Investor and Media Relations Contact:

Cody H. Laidlaw

Belpointe PREP, LLC

255 Glenville Road

Greenwich, Connecticut 06831

ir@belpointeoz.com

203-883-1994